STOCK PURCHASE AGREEMENT

     This Plan of Exchange Agreement (the "Agreement") dated as of the 5th day of December, 2004, is by and among Jack E. Owens, a citizen and resident of Orange County, Florida (hereinafter referred to as "Owens"), Silver Star Capital Investors, LLC, a limited liability company organized and existing under the laws of the state of Florida (hereinafter jointly referred to as "Silver Star" or "Shareholders" or "Sellers") and Senticore, Inc., a corporation organized and existing under the laws of Delaware ( "SNIO").

     WHEREAS, Sellers are the owners of 50,000,000 shares (the "Shares") of common stock, par value $.001 per share, of Pokerbook Gaming Corporation., a Florida corporation (the "Company");

     WHEREAS, the Shares represent approximately 79% of the issued and outstanding shares of common stock of the Company;

     WHEREAS, SNIO desires to purchase the Shares in exchange for 10,000,000 shares of SNIO. SNIO shall also be granted a call feature on its stock for $1,000,000 in the aggregate, or $.10 per share;

     WHEREAS, the respective parties deem the purchase of the Shares to be mutually desirable and necessary for the further development of Senticore's business plan;

     NOW THEREFORE, in consideration of the premises and the mutual agreements and covenants herein contained, and for the purpose of prescribing the terms and conditions of such acquisition, the mode of carrying it into effect, and such other details and provisions as are necessary or desirable, the parties hereto hereby represent, warrant, covenant and agree as follows:

                                    ARTICLE I
                    PURCHASE AND SALE OF THE SHARES; CLOSING

1.01 a)     Purchase  and  Sale  of  the  Shares.   Subject  to  the further
            ------------------------------------
conditions of this Agreement and the accuracy of the representations and warranties contained herein, SNIO agrees to purchase from Shareholders, and Shareholders agrees to sell to SNIO, the Shares for the consideration set forth below. Said Shares will, at the Closing, represent at least 79% of the issued and outstanding shares of common stock of the Company.

     b)     Share Structure.   Senticore is a corporation organized and existing
            ---------------
pursuant to the laws of the State of Delaware. POKG is a corporation organized and existing pursuant to the laws of the State of Florida. Senticore has Two Hundred Million (200,000,000) Shares authorized and approximately One Hundred
Fifteen Million (115,000,000) Shares outstanding. POKG has One Hundred Million (100,000,000) Shares authorized and approximately Sixty-three Million Six Hundred Thousand (63,600,000) Shares outstanding.

     c)    Consideration.  The  Purchase  Price  for the Shares shall be paid by
           --------------
delivery of 10,000,000 shares of SNIO common stock per the terms and conditions as set forth in below.

     d)     Purchase  Price  Guarantee.   In the event the Senticore shares
       --------------------------
(Purchase Price) is less than $1,000,000 at the six month anniversary of Closing Date, SNIO must provide additional shares to increase the value up to $1,000,000.

     In no event will Senticore be required to deliver more than an additional Ten Million (10,000,000) shares in the aggregate to Sellers. Silver Star must maintain an accurate log of any and all sales of the stock being made by Silver Star during the six month period after Closing Date.

     If the value of the Senticore shares is greater than $1,750,000 at the end of the six month period, Sellers must deliver to SNIO any shares resulting in a value in excess of the $1,750,000 value.

     After six months, if the value of the Senticore shares is in excess of $1,000,000, Senticore will have met its obligations per the terms of this Agreement and will have no further liability to Sellers.

     e)   Adjustments  to  the  Purchase  Price:   There  shall  be a dollar for
          -------------------------------------
dollar reduction in the principal amount of the Purchase Price in an amount by which the total liabilities of the Company (determined in accordance with Generally Accepted Accounting Principles) at closing exceed $5,000. Such determination shall be made by the Company's accountant and his report shall be delivered to the SNIO. If there shall be a dispute as to the amount of total liabilities of the Company, the parties shall engage the services of an independent auditor, whose determination shall be final. The Shareholders shall deliver to SNIO at closing, a compilation report on the Company and its financial statements as of and for the year ended June 30, 2004, together with interim un-audited financial statements, unless they have been previously delivered to SNIO.

     f)   Call  Option  Feature: For a period of 12 months from the date of this
          ----------------------
agreement, SNIO shall, at any time, be permitted to purchase any or all of its shares back at a rate of $.10 per share.

1.02     The  Closing:  The Closing of the sale and purchase of the Shares shall
         ------------
take place at a mutually agreeable time and place upon satisfaction or waiver of all conditions precedent set forth herein. In the event that the Closing does not occur by December 10, 2004, this Agreement shall terminate and the parties shall have no further obligations to each other. In such event, each party shall bear its own costs.

1.03     Releases.  At  the  Closing,  Shareholders  shall execute and deliver a
         --------
general release of all indebtedness, whether represented by promissory notes or other obligations, due the Shareholders from the Company.

1.04     Resignations.  Upon  consummation  of  the  Acquisition,  all  of  the
         ------------
officers and directors of POKG, at the option of SNIO, shall resign and a new Board of Directors and slate of officers shall be appointed by SNIO.

1.05     Non Compete Clause: Sellers and their principals, agents, employees, or
         ------------------
officers agree not to Compete within the gaming industry against Senticore/Pokerbook for a period of two years from the Closing Date.


                                   ARTICLE II
                 REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

The  Shareholders  represents  and  warrants  to  SNIO  that:

2.01 (a)  Incorporation,  Common  Stock,  Etc.  The  Company  is  a  corporation
              ------------------------------------
duly  organized  and  existing  in  good  standing  under  the  laws of Florida.
Attached hereto as Schedule 2.01 is a copy of the Company's Articles of Incorporation. The Company has full corporate power and authority to carry on its business as it is now being conducted and to own and operate its assets, businesses and properties as currently conducted. The Company has authorized capital stock consisting of 100,000,000 shares of Common Stock, par value $
0.001 per share, of which 63,600,000 are issued and outstanding. There are zero preferred shares authorized. There are, and at the Closing will be, zero outstanding subscriptions, options, warrants, convertible securities, calls, commitments or agreements calling for or requiring issuance or transfer, sale or other disposition of any shares of capital stock of the Company or calling for or requiring the issuance of any securities or rights convertible into or exchangeable (including on a contingent basis) for shares of capital stock. All of the outstanding shares of the Company are duly authorized, validly issued, fully paid and non-assessable. There are no dividends due, to be paid or in arrears with respect to any of the capital stock of Company.

     (b) The Company's stock and minute books, made available to the SNIO for review, are correct and complete as of the date provided. The copies of the Articles of Incorporation, Bylaws and Stock Registrar of the Company provided to SNIO are accurate and complete and reflect all amendments made thereto through the date of this Agreement.

2.02     Company Financial Statements.  Attached hereto as Schedule 2.02 are the
         -----------------------------
compiled financial statements for the Company as of June 30, 2002, compiled financial statements for the Company as of June 30, 2003, compiled financial statements for the Company as of June 30, 2004, and compiled interim financial statements for the quarter ended September 30, 2004. Said statements have been prepared in accordance with Generally Accepted Accounting Principles consistently applied. These financial statements fairly present in all material respects the financial position of the Company. There has been no material change in the financial condition of the Company since the date of the financial statements and there are no known liabilities contingent or otherwise. All known liabilities of the Company are set forth in the financial statements and there are no undisclosed liabilities of any kind or nature. All indicated accounts receivable arose from bona fide transactions in the ordinary course of business, and the goods or services involved have been sold, delivered and performed to the account. As of the Closing Date, the Company's financial position will approximate less than $5,000 in liabilities as determined in accordance with Generally Accepted Accounting Principles.

2.03     Litigation.  There  are  no  actions,  suits,  proceedings,  or
         ----------
investigations pending or, to the best of its knowledge, threatened or contemplated against the Company or any of its subsidiaries at law or in equity, before any federal, state, municipal or other governmental department, commission, board, agency or instrumentality, domestic or foreign. The Company is not subject to any outstanding judgments or operating under or subject to or in default with respect to any order, writ, injunction or decree of any court or federal, state, municipal or other governmental department, commission, board, agency or instrumentality, domestic or foreign.

2.04     Compliance  with Laws.    The Company has complied in all material
         ----------------------
respects with all laws, regulations, orders, domestic and foreign, and neither the present uses of its properties nor the conduct of its business violates any such laws, regulations, orders or requirements, where such violation would have a material adverse effect on the Company, and except as set forth in Schedule 2.04, the Company has not received any notice of any claim or assertion that it is not so in compliance.

Except as set forth on Schedule 2.04(b), there have never been any hazardous materials stored on the property. The Company is currently in compliance with all applicable environmental laws, the Company has never received any inquiry from any governmental organization and there are no pending or contemplated investigations regarding the same.

2.05     Indebtedness.   Except  as  set  forth  on  Schedule  2.05  or  as
         -------------
reflected on the financial statements, the Company, has not executed any instruments, or entered into any agreements or arrangements pursuant to which the Company has borrowed any money, incurred or guaranteed any indebtedness or established any line of credit which represents a liability of the Company as of the date thereof.

2.06     No  Defaults.   Neither  the  execution  nor  delivery  of  this
         ------------
Agreement nor the consummation of the contemplated transaction are events which, of themselves or with the giving of notice or passage of time or both, could constitute a violation of or conflict with or result in any breach of or default under the terms, conditions or provisions of any judgment, law, regulation or agreement, or the Company's Articles of Incorporation or Bylaws, or of any agreement or instrument to which Company or any Shareholders is a party or by which it is bound; or could result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever on the property or assets of Company; and no consent of any third party except as expressly contemplated herein is required for the consummation of this Agreement by the Shareholders.

2.07     Authority, Approval and Enforceability.    This Agreement has been
         --------------------------------------
duly executed and delivered by the Shareholders. The Shareholders have all requisite power and legal capacity to execute this Agreement. This Agreement will constitute the legal, valid and binding obligation of such party, enforceable in accordance with its terms. This Agreement constitutes a valid, legal and binding agreement of the Shareholders and is enforceable in accordance with its terms. Upon delivery to the SNIO of certificates representing the Shares, good and valid title to the Shares will pass to the SNIO free and clear of all liens and encumbrances.

2.08     Liabilities.   As  of  the  September 30, 2004 Balance Sheet date,
         -----------
the Company has not incurred any other liabilities except those incurred in the ordinary course of business. The September 30, 2004 Balance Sheet sets forth all liabilities of the Company, contingent or otherwise as of that date.

2.09     Taxes.  All  federal,  state,  and  local tax returns, reports and
         -----
declarations of estimated tax or estimated tax deposit forms required to be filed by Company have been duly filed; the Company has paid or reserved for all taxes which have become due pursuant to such returns or pursuant to any assessment received by it, and has paid all installments of estimated taxes due; and all taxes, levies and other assessments which it is required by law to withhold or to collect have been duly withheld and collected and have been paid over to the proper governmental authorities. The Company has no knowledge of any tax deficiency, which has been or might be asserted against it, which would materially and adversely affect the business or operations of the Company. Prior to Closing, the Company shall provide SNIO, at its option, with copies of all tax returns, of any kind or nature, filed by Company, together with all accounting information.

2.10     Title  to  Property;  Leases.  The Company has good and defensible
         ----------------------------
title in fee simple to, or valid and enforceable leasehold estates in, all properties and assets, which are material to its continued operations, free and clear of all liens, encumbrances, charges or restrictions except those which are not materially significant or important in relation to its operations and business. Except as set forth in Schedule 2.10, all of such leases and subleases under which Company is the lessor or sublessor, lessee or sublessee of properties or assets or under which Company holds properties or assets as lessee or sublessee are in full force and effect. The Company is not in default in any material respect of any of the terms or provisions of any of such leases or subleases, and no claim has been asserted by anyone adverse to the Company's rights as lessor, sublessor, lessee or sublessee under any of the leases or subleases mentioned above, or affecting or questioning the Company's rights to continued possession of the leased or subleased premises or assets under any such lease or sublease; and Company either owns or leases all such properties as are necessary to its operations as now conducted.

2.11     Licenses.  The Company has obtained all required licenses, permits
         ---------
or other governmental authorization for the conduct of its business as now being conducted.

2.12     Bank  Accounts.   The  Company  will  transfer  all  Bank Accounts
         --------------
currently  under  the  control  of  the  Shareholders  to  the  SNIO.

2.13     Contracts  andCommitments.   Except  as  set  forth  in  Schedule
         -------------------------
2.13(a), Sellers warrant that there are neither contracts nor commitments of the Company requiring any future payment to an officer, director, employee, agent or Shareholder(s) of Company. Also attached and marked as Schedule 2.13(b) is a list of all current employees and the salary of each. As of the Closing Date, all salaries due and payable have been paid or properly accrued. The Company is not a party to any Agreement, which requires the payment of more than $5,000 on any annual basis. Any agreements listed on this schedule are valid and binding agreements of the Company.

2.14     Representations  True  and  Correct.   This  Agreement  and  the
         -----------------------------------
Schedules and Exhibits attached hereto do not contain any untrue statement of a material fact concerning the Company or omit any material fact concerning the Company or the Shareholders which is necessary in order to make the statements therein not misleading. All of the representations and warranties contained herein (including all statements contained in any certificate or other instrument delivered by or on behalf of the Shareholders pursuant hereto or in connection with the transactions contemplated hereby) shall survive the Closing.

2.15     Retirement Plans.  Neither the Company nor any of its subsidiaries
         ----------------
are obligated under any pension plan, profit sharing or similar employee benefit plan. Any pension liabilities have been satisfied in full and there is no obligation on the part of the Company to fund any pension plans.

2.16     Intellectual Property Rights.  Attached hereto as Schedule 2.16 is
         ----------------------------
a list of all trademarks, trade-names, software, source code, and formulas that are owned by the Company, both domestic and foreign, together with copies of any official notices from any issuing governing organization. The Company has valid ownership to all trademarks identified in Schedule 2.16 and has been granted by the United States Patent and Trademark Office valid trademarks. The Company is not aware of any claims for trademark or patent infringement in connection with any of its products or services. The Company owns or has the right to use any information, know-how, trade secrets, patents, copyrights, trademarks, trade names, trade secrets, software and other intangible property rights used in its business operation.

2.17     Inventory  and  Product.   The  Company's  inventory, products and
         -----------------------
assets are listed on Schedule 2.17. The Company as of the date of Closing will have no other inventory of any kind or nature.

2.18     Indemnification.  The  Shareholders shall indemnify and hold SNIO,
         ---------------
its  officers  and  directors,  harmless  of  and  in  respect  of:

(1) Any damage or loss resulting from any breach of a representation or warranty, or non-fulfillment of an agreement on the part of Company under this Agreement or from any misrepresentation or omission from any certificate or other instrument furnished to SNIO pursuant to this Agreement or from any misrepresentation or omission from any certificates or other instrument furnished to SNIO pursuant to this Agreement.

The foregoing indemnification shall apply to claims for indemnification that in the aggregate exceed $5,000 and shall be limited to a term of two years following Closing. The SNIO shall promptly after receipt by it of notice of the assertion or the commencement of any claim with respect to an issue giving rise to indemnification advise the Shareholders and keep them so advised.

2.19     Ownership  of  the  Shares.   The Shareholders owns the Shares free and
         --------------------------
clear of any liens or encumbrances of any kind or nature except for any applicable restrictions imposed by Rule 144.


                                   ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF SNIO

     SNIO  represents  and  warrants  to  the  Shareholders  that:

3.01     Authority, Approval and Enforceability.    This Agreement has been
         --------------------------------------
duly executed and delivered by SNIO, and the SNIO has all requisite power and legal capacity to execute the Agreement. This Agreement when executed and delivered to Shareholders will constitute the legal, valid and binding obligations of SNIO, enforceable in accordance with its terms.

3.02     Representations,  True  and  Correct.  This  Agreement  does  not
         ------------------------------------
contain any untrue statement of a material fact concerning the SNIO or omit any material fact concerning the SNIO, which is necessary in order to make the statements therein not misleading. The representations and warranties contained herein shall survive the Closing.

3.03     Investment  Representation.    The  SNIO  is purchasing the Shares
         --------------------------
for  investment  purposes,  and  not  with  a  view  to  distribution  thereof.

3.04     Indemnification.  The  SNIO  shall  indemnify  and  hold  the
         ---------------
Shareholders  harmless  of  and  in  respect  of:

(1) Any damages or loss resulting from any breach of a representation or warranty, or non-fulfillment of an agreement, on the part of the SNIO under this Agreement

The Shareholders shall promptly after receipt by them of notice of the assertion or the commencement of any claim with respect to an issue giving rise to indemnification pursuant to this Section 3.03 advise the SNIO and thereafter keep SNIO informed with respect thereto. In the case of any such claim, the SNIO shall be entitled to assume the defense thereof with counsel reasonably satisfactory to Shareholders and at the SNIO' own expense.


                                   ARTICLE IV
                 CONDITIONS TO THE OBLIGATIONS OF SNIO TO CLOSE

     The obligations of SNIO under this Agreement are subject to the fulfillment of the following conditions at, or prior to, the Closing Date:

4.01     Representations, Warranties and Covenants. All representations and
         -----------------------------------------
warranties of the Shareholders contained in this Agreement and in any statement, certificate, schedule or other document delivered by the Shareholders pursuant hereto or in connection herewith shall have been true and accurate in all respects as of the date when made and as of the Closing Date.

4.02     Covenants,  etc.   The  Shareholders  shall  have  substantially
         ---------------
performed and complied with each and every covenant, agreement and condition required by this Agreement to be performed or complied with by them prior to, or at, the Closing Date including delivery of all required schedules as set forth in Article II.

4.03     Certificate.   Shareholders  shall  have  delivered  to  SNIO  a
         -----------
certificate, dated the Closing Date, certifying to the fulfillment of the conditions set forth in Articles 4.01 and 4.02.

4.04     Proceedings.  No  action or proceedings shall have been instituted
         -----------
or threatened against the Company, which could materially adversely affect the business of the Company. No action or proceeding shall have been instituted or threatened against any of the parties to this Agreement or their directors or officers before any court or governmental agency to restrain, prohibit or obtain substantial damages in respect of this Agreement or the consummation of the transaction contemplated hereby.

4.05     Corporate  Documents.  Prior  to  Closing,  the Shareholders shall
         --------------------
furnish to SNIO copies of the Articles of Incorporation of Company and each amendment thereto, if any, which shall be certified by a proper Company official; one copy of the By-Laws and minutes of Company certified by its secretary or an assistant secretary as being currently in effect; corporate seal, and updated current financials.

4.06     Document and Production. This Agreement is expressly conditioned on the
         -----------------------
Shareholders providing all identified schedules and exhibits prior to the time of Closing and subject to review and approval by SNIO.

4.07     Securities  and Exchange Act Compliance.   The Company shall have filed
         ---------------------------------------
all reports with the Commission which are required pursuant to the Securities and Exchange Act of 1934, as amended.


                                    ARTICLE V
                CONDITIONS TO THE OBLIGATIONS OF THE SHAREHOLDERS

     The obligations of the Shareholders under this Agreement are subject to the fulfillment of the following conditions at or prior to the Closing Date:

5.01     Representations,  Warranties  and  Covenants.  All representations
         --------------------------------------------
and warranties of SNIO contained in this Agreement and in any statement, certificate, schedule or other document delivered pursuant hereto, or in connection herewith, shall have been true and accurate in all respects as of the date when made and as of the Closing Date.

5.02     Covenants,  etc.  SNIO  shall have substantially performed and complied
         ---------------
with each and every covenant, agreement and condition required by this Agreement to be performed or complied with by it prior to, or at, the Closing Date.

5.03     Proceedings.  No  action or proceedings shall have been instituted
         -----------
or threatened against the SNIO, which could materially adversely affect the business of their Company. No action or proceeding shall have been instituted or threatened against any of the parties to this Agreement or their directors or officers before any court or governmental agency to restrain, prohibit or obtain substantial damages in respect of this Agreement or the consummation of the transaction contemplated hereby.

5.04     Corporate  Documents.  Prior to Closing, the SNIO shall furnish to
         --------------------
Seller copies of the Articles of Incorporation of SNIO and each amendment thereto, if any, which shall be certified by a proper Company official; one copy of the By-Laws and minutes of Company by its secretary or an assistant secretary as being currently in effect.


                                   ARTICLE VI
                            MISCELLANEOUS PROVISIONS

6.01     Abandonment  of  Agreement.  This  Agreement may be terminated and
         --------------------------
the transaction hereby contemplated abandoned at any time prior to the Closing Date, whether before or after the approval and adoption hereof by the Shareholders by (a) the mutual consent of the parties, (b) by SNIO, if any condition to its obligations provided in this Agreement has not been met at the time such condition is to be met and has not been waived by it and (c) by Shareholders, if any condition to its obligations provided in this Agreement has not been met at the time such condition is to be met and has not been waived by it.

6.02     Liabilities.  In  the  event this Agreement is terminated pursuant
         -----------
to Section 6.01, no party hereto shall have any liability to the other and each party shall bear their own costs incurred.

6.03     Survival  of  Representations  and  Warranties.   Shareholders and
         ----------------------------------------------
SNIO agree all representations and warranties contained herein or made hereunder shall survive until the first anniversary of the Closing, except that any breach disclosed in writing to either party prior to Closing is waived by such party if it elects to close notwithstanding such breach.

6.04     Notices.   All  notices,  demands  and other communications, which
         -------
may or are required to be given pursuant to this Agreement shall be given or made when personally delivered or when sent via overnight delivery service, postage pre-paid, addressed as follows:

If  to  Buyer:

Attn:  Jay  Patel
Senticore,  Inc.
2410  Hollywood  Blvd.,
Hollywood,  FL  33020


If  to  Shareholders:

Jack  E.  Owens,  Managing  Member
Silver  Star  Capital  Investors,  LLC
2731  Silver  Star  Road
Orlando,  FL  32808

6.05     Governing  Law.  This Agreement shall be governed by and construed
         --------------
in accordance with the domestic laws of the State of Florida without giving effect to any choice or conflict of law provision or rule (whether of the State of Florida or of any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Florida.

6.06     Default.  In  the  event  the  Sellers default any of the terms of
         -------
this Agreement, SNIOs will have the right to cancel or terminate and rescind the transaction.

6.07     Entire Agreement.  This Agreement constitutes the entire agreement
         ----------------
between the parties and supersedes any prior understandings, agreements, or representations by or between the parties, written or oral, to the extent they related in any way to the subject matter hereof.

6.08     Succession  and  Assignment.   This Agreement shall be binding upon and
         ---------------------------
inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party.

6.09     No  Third  Party  Beneficiaries.   This  Agreement shall not confer any
         -------------------------------
rights or remedies upon any person other than the parties and their respective successors and permitted assigns.

6.10     Counterparts.   This  Agreement  may  be  executed  in  one  or  more
         ------------
counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

6.11     Headings.  The  section  headings  contained in this Agreement are
         --------
inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.


                (remainder of this page intentionally left blank)

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


SHAREHOLDERS:


____________________________            ____________________________
Jack  E.  Owens                         Jack  E.  Owens,  Managing
Member
Investors,  LLC                         Silver  Star  Capital

Investors,  LLC                         Silver  Star  Capital


BUYER:

Senticore,  Inc.


By____________________________
    Name:  Jay  Patel
    Title:  Chief  Executive  Officer



Witnessed  by:  ______________________